UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 9, 2005


                              AEROFLEX INCORPORATED
               (Exact Name of Registrant as Specified in Charter)



   DELAWARE                          000-02324                  11-1974412
(State or Other                    (Commission                 (IRS Employer
  Jurisdiction                     File Number)              Identification No.)
of Incorporation)



  35 SOUTH SERVICE ROAD, PLAINVIEW, NEW YORK                       11803
   (Address of Principal Executive Offices)                      (Zip Code)

                                 (516) 694-6700
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Effective November 9, 2005, Aeroflex Incorporated (the "Company") entered into an employment agreement with John Adamovich, Jr. (the "Agreement"), a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. Mr. Adamovich commenced employment with the Company on November 1, 2005 and began to serve as Senior Vice President and Chief Financial Officer of the Company on November 9, 2005. The Agreement has a two year term, and provides for a base salary of $380,000 per year and an annual bonus of $200,000, subject to an annual cost-of-living adjustment. As described in the Agreement, Mr. Adamovich may receive additional performance-based bonuses. Mr. Adamovich is also entitled to receive severance payments upon the termination of his employment under certain circumstances, as more fully set forth in the Agreement.

     Pursuant to the Agreement, the Company awarded Mr. Adamovich 10,000 restricted shares (the "Restricted Shares") of the Company's common stock, $.10 par value (the "Common Stock"). These Restricted Shares vest 50% after one year and 100% after two years, or immediately upon termination of his employment due to death or disability or by the Company other than for Cause, as defined in the Agreement. Additionally, the Company granted Mr. Adamovich options to purchase 250,000 shares of Common Stock at a price of $10.72 per share. The option has a ten year term, and vests over a four-year period.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     (c) Effective November 9, 2005, Mr. John Adamovich, Jr., age 52, was appointed as the Senior Vice President and Chief Financial Officer of the Company. From November 2004 to May 2005, Mr. Adamovich was the Executive Vice President and Chief Financial Officer of Rainbow Media Enterprises, Inc., a subsidiary of Cablevision Systems Corporation (NYSE: CVC), one of the largest cable operators in the United States. From January 1998 to November 2004, Mr. Adamovich was the Group Vice President, Treasurer and Chief Financial Officer of Pall Corporation (NYSE: PLL), a leading supplier of filtration and separation equipment. Prior to joining Pall Corporation, Mr. Adamovich was employed by KPMG LLP for 23 years, where he held various positions of increasing responsibility within the firm's audit practice, including SEC Reviewing Partner and Professional Practice Partner, and served as lead audit partner to many of the firm's largest publicly held clients. Mr. Adamovich is also on the Board of Directors of Delta Financial Corporation (Amex: DFC), a specialty consumer finance company.

     A brief description of the terms and conditions pursuant to which Mr. Adamovich will serve as Senior Vice President and Chief Financial Officer of the Company are set forth in Item 1.01 above and incorporated herein.

     There is no arrangement or understanding between Mr. Adamovich and any other person pursuant to which he was designated as an executive officer of the Company, other than in respect of the Agreement.

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


     There is no family relationship between Mr. Adamovich and any director or other executive officer of the Company.

     There were no transactions or series of similar transactions since the beginning of the Company's last fiscal year, or any currently proposed transaction or series of similar transactions, to which the Company was a party in which the amount exceeds $60,000 and in which Mr. Adamovich has a direct or indirect material interest.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     (d) Exhibits

10.1 Employment Agreement between Aeroflex Incorporated and John Adamovich, Jr., dated November 9, 2005


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AEROFLEX INCORPORATED


                                    By:/s/Charles Badlato
                                       ----------------------------
                                       Name:  Charles Badlato
                                       Title: Vice President



Dated:   November 15, 2005


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                                  EXHIBIT INDEX

10.1 Employment Agreement between Aeroflex Incorporated and John Adamovich, Jr., dated November 9, 2005


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